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Exhibit 99.1
NEWS RELEASE                                          FOR RELEASE OCT. 28, 2004
CONTACTS:                                             6 a.m. Eastern Time
Buzz Brenkert, Investors, (513) 345-1525
Lori Dorer, Media, (513) 345-1685

         KENDLE INTERNATIONAL INC. REPORTS FINANCIAL RESULTS AND RECORD
                 BUSINESS AUTHORIZATIONS FOR THIRD QUARTER 2004

CINCINNATI, Oct. 28, 2004-- Kendle International Inc. (Nasdaq: KNDL), a leading, global full-service clinical research organization, today reported third quarter 2004 financial results.

New business awards were $70 million for third quarter 2004. Contract cancellations for the quarter were $8 million. Total business authorizations, which consist of signed backlog and verbally awarded business, totaled an all-time Company high of $225 million at Sept. 30, 2004, compared to $186 million at Dec. 31, 2003.

Net service revenues for third quarter 2004 were $42.9 million compared to net service revenues of $40.4 million for third quarter 2003. Net service revenues by geographic region were 59 percent in North America, 37 percent in Europe and 4 percent in the Asia-Pacific region. The top five customers based on net service revenues accounted for 39 percent of net service revenues for third quarter 2004 compared to 52 percent of net service revenues for third quarter 2003.

Reimbursable out-of-pocket revenues and expenses were $8.8 million for third quarter 2004 compared to $12.7 million in the same quarter a year ago.

Income from operations for third quarter 2004 was approximately $1.9 million, or
4.5 percent of net service revenues, compared to income from operations of approximately $1.0 million in third quarter 2003. Net income for the quarter was approximately $600,000, or $0.04 per diluted share, compared to net income of $344,000, or $0.03 per share, in third quarter 2003.

Included in income from operations for the third quarter of 2003 is an $897,000 charge for severance and outplacement costs related to a workforce realignment plan that was implemented during the third quarter of 2003.

Cash flow from operations for the quarter was a positive $2.2 million. Cash and marketable securities totaled $19.2 million, including $173,000 of restricted cash, and bank borrowings totaled $8.3 million at Sept. 30, 2004. Days sales outstanding in accounts receivable were 59 and capital expenditures for third quarter 2004 totaled $1.0 million.

Net service revenues for the nine months ended Sept. 30, 2004 were $124.9 million compared to net service revenues of $116.1 million for the nine months ended Sept. 30, 2003. Net service revenues by geographic region were 60 percent in North America, 36 percent in Europe and 4 percent in the Asia-Pacific region. The top five customers based on net service revenues accounted for 41 percent of net service revenues for the nine months ended Sept. 30, 2004 compared to 49 percent of net service revenues for the nine months ended Sept. 30, 2003.


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Reimbursable out-of-pocket revenues and expenses were $31.8 million for the nine months ended Sept. 30, 2004 compared to $38.6 million in the same period a year ago.

Income from operations for the nine months ended Sept. 30, 2004 was approximately $2.9 million, or 2 percent of net service revenues, compared to income from operations of approximately $77,000 in the first nine months of 2003. The operating results include a charge of approximately $302,000 in the first nine months of 2004 for severance costs related to a workforce realignment plan and a similar charge of approximately $1.5 million in the first nine months of 2003. Net income for the first nine months of 2004 was approximately $1.5 million, or $0.11 per diluted share, compared to a loss of $2.2 million, or $0.17 per share, in the first nine months of 2003. Net income for the nine months ended Sept. 30, 2004 includes gains of approximately $597,000 due to the partial early extinguishment of debt. The net loss for the nine-month period ended September 30, 2003 includes gains on debt extinguishment of approximately $558,000 and a $405,000 impairment charge to reduce to zero the value of the Company's investment in KendleWits.

Cash flow from operations for the nine months ended Sept. 30, 2004 was a negative $4.2 million. Capital expenditures for this nine-month period totaled $3.4 million.

Kendle International will host its third quarter 2004 conference call Oct. 28, 2004, at 8:30 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed at www.kendle.com. A replay of the Webcast will be available at www.kendle.com shortly after the call for on-demand replay through 5 p.m. Eastern Time on Nov. 28, 2004.

ABOUT KENDLE INTERNATIONAL INC.

Kendle International Inc. (Nasdaq: KNDL) is among the world's leading global clinical research organizations. We deliver innovative and robust clinical development solutions -- from first-in-man studies through market launch and surveillance -- to help the world's biopharmaceutical companies maximize product life cycles and grow market share. With headquarters in Cincinnati, Ohio, and more than 1,700 associates worldwide, Kendle has conducted clinical trials or provided regulatory and validation services in more than 60 countries. Additional information and investor kits are available upon request from Kendle International Inc., 1200 Carew Tower, 441 Vine Street, Cincinnati, OH 45202 or from the Company's Web site at www.kendle.com.

Information provided herein, which is not historical information, such as statements about prospective earnings, revenue and earnings growth, are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements, including the statements contained herein regarding anticipated trends in the Company's business, are based largely on management's expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, competitive factors and industry consolidation, outsourcing trends in the pharmaceutical and biotechnology industries, the Company's ability to manage growth and to continue to attract and retain qualified personnel, the Company's ability to complete additional acquisitions and to integrate newly acquired businesses, the Company's ability to penetrate new markets, the fixed price nature of contracts or the loss of large contracts, cancellation or delay of contracts, the progress of ongoing contracts, the ability to maintain existing customer relationships or enter into new ones, cost overruns, the Company's sales cycle, the effects of


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exchange rate fluctuations, and other factors described in the Company's filings with the Securities and Exchange Commission including Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K. No assurance can be given that the Company will be able to realize the net service revenues included in backlog and verbal awards. Kendle believes that its aggregate backlog and verbal awards are not necessarily a meaningful indicator of future results. All information in this release is current as of Oct. 28, 2004. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

                                       ###


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                            Kendle International Inc.
                   Condensed Consolidated Statement of Income
                      (In thousands, except per share data)
                                   (Unaudited)

                                                             Three Months Ended               Nine Months Ended
                                                                September 30,                   September 30,
                                                          -------------------------       -------------------------
                                                             2004           2003            2004            2003
                                                          ---------       ---------       ---------       ---------
Net service revenues                                      $  42,920       $  40,424       $ 124,923       $ 116,101
Reimbursable out-of-pocket revenues                           8,776          12,716          31,774          38,642
                                                          ---------       ---------       ---------       ---------
Total revenues                                               51,696          53,140         156,697         154,743
                                                          ---------       ---------       ---------       ---------

Costs and expenses:
  Direct costs                                               23,794          22,404          71,276          68,573
  Reimbursable out-of-pocket costs                            8,776          12,716          31,774          38,642
  Selling, general and administrative expenses               14,973          13,833          43,640          39,322
  Depreciation and amortization                               2,237           2,244           6,806           6,656
  Severance costs                                              --               897             302           1,473
                                                          ---------       ---------       ---------       ---------
  Total costs and expenses                                   49,780          52,094         153,798         154,666
                                                          ---------       ---------       ---------       ---------

Income from operations                                        1,916           1,046           2,899              77

Other income (expense):
  Interest expense                                             (158)           (251)           (573)           (799)
  Interest income                                               101              67             265             266
  Other                                                        (509)           (162)           (224)           (586)
  Investment impairment                                        --              --              --              (405)
  Gain on debt extinguishment                                  --              --               597             558
                                                          ---------       ---------       ---------       ---------

Income (loss) before income taxes                             1,350             700           2,964            (889)

Income taxes                                                    750             356           1,480           1,314
                                                          ---------       ---------       ---------       ---------


Net income (loss)                                         $     600       $     344       $   1,484       ($  2,203)
                                                          =========       =========       =========       =========

Income (loss) per share data:
Basic:

      Net income (loss) per share                         $    0.05       $    0.03       $    0.11       ($   0.17)
                                                          =========       =========       =========       =========

      Weighted average shares outstanding                    13,231          13,013          13,141          12,943

Diluted:

      Net income (loss) per share                         $    0.04       $    0.03       $    0.11       ($   0.17)
                                                          =========       =========       =========       =========

      Weighted average shares outstanding                    13,413          13,244          13,373          12,943

PRO FORMA:

      Pro forma net income (loss) per diluted share:      $    0.04       $    0.07       $    0.09       ($   0.09)
                                                          =========       =========       =========       =========



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                  Kendle International Inc.
         Reconciliation of GAAP EPS to Pro forma EPS
                         (Unaudited)

                                                        Three Months Ended               Nine Months Ended
                                                           September 30,                    September 30,
                                                       ---------------------            ---------------------
                                                        2004           2003              2004           2003
                                                       ------         ------            ------         ------
GAAP net income (loss) per share                       $ 0.04         $ 0.03            $ 0.11         $(0.17)

  Severance costs                                        --           $ 0.04              0.01         $ 0.08
  Investment impairment                                  --           $  --                --          $ 0.03
  Gain on debt extinguishment                            --           $  --              (0.03)        $(0.03)
                                                       ------         ------            ------         ------

Pro forma net income (loss) per diluted share          $ 0.04         $ 0.07            $ 0.09         $(0.09)
                                                       ======         ======            ======         ======




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                            Kendle International Inc.
                       Selected Balance Sheet Information
                                 (In thousands)
                                   (Unaudited)

                                              September 30, 2004          December 31, 2003
                                              ------------------          -----------------
Cash, cash equivalents and
  marketable securities (including
  restricted cash)                                 $ 19,249                    $32,408

Net Receivables                                      34,095                     20,330

Total assets                                        148,782                    154,415

Bank borrowings                                       8,274                      9,750

Shareholders' equity                                 98,510                     96,369
